Exhibit 99.1

Open Letter from ChinaCast’s Board of Directors to our Shareholders

Beijing, April 2, 2012 – The Board of Directors of ChinaCast Education Corporation today issued the following open letter to its shareholders:

Dear Shareholders:

During the past several months, ChinaCast (“CAST”) has undergone a dramatic transformation. After a highly contentious proxy contest during December and early January, shareholders voted to elect a new slate of Directors which included two inside Directors (Ron Chan and Michael Santos) and four independent Directors (Ned Sherwood, Daniel Tseung, Derek Feng and Stephen Markscheid). Over the past three months, our new Directors have tried to work with CAST’s management team to implement our changes. Unfortunately, we have encountered significant resistance from Ron Chan and a few of his top lieutenants.

The resistance that we encountered has been focused in Shanghai, which is where Ron Chan is primarily located. The Shanghai offices are relatively small in terms of employees compared to CAST’s Beijing offices and three campuses. The new Board has not encountered any significant resistance from key personnel running our Beijing offices and we applaud the excellent work and dedication of the vast majority of CAST’s local employees throughout the Company. However, the inappropriate resistance to the new Board and the blatant disregard of its directives by Ron Chan and certain other managers at the Shanghai location has the potential to put our great Company in unnecessary crisis.

Ron Chan and his accomplices have refused to provide the necessary financial information so as to allow the Company’s auditors (Deloitte) access to the Shanghai offices in order to complete their field work and enable the Company to issue its 2011 audited financial statements within the time periods required by the SEC. Additionally, this group of uncooperative managers has improperly declined to pay outstanding invoices for the services of Deloitte and various other outside advisors and service providers.

Despite repeated efforts by the Board to get Ron Chan and these few managers to carry out their responsibilities and act in the best interest of the Company and all of its shareholders, it became clear last week that there would be no cooperation forthcoming. Consequently, our Board had to take extraordinary measures by terminating Ron Chan.

As previously disclosed, the Board replaced Ron Chan as Chairman and CEO with Derek Feng, and also appointed Doug Woodrum as Chief Financial Officer, replacing Tony Sena, who resigned. Derek has been an advisor to education companies and previously served as senior executive at Knowledge Universe, a global education company. Doug previously served as the CFO of CNET Networks, Inc., an online media company. The Board has also moved swiftly to take a number of other important actions in connection with the transition, including terminating other uncooperative managers in Shanghai.

Thus, we now begin the new quarter with a Board of six highly qualified and dedicated Directors (four of whom are fluent in Mandarin) and a new top interim management team led by two of our Directors, Derek Feng and Doug Woodrum. Since our Board had prepared for this contingency, Derek and Doug are already physically located in China and are well along in the process of choosing highly qualified replacements for the other managers that we have been forced to terminate. All of the Board is grateful to the overwhelming majority of CAST employees who have remained loyal to the work of the Company and have continued to facilitate the normal functioning of all operations at CAST’s ELG and TUG divisions.

Notwithstanding all the recent positive changes, the Board must report some disturbing events as well. Ron Chan and a few other executives have chosen to unlawfully resist their terminations by refusing to return key company property, including corporate chops necessary to run the business in China. On Friday, in fact, Ron Chan improperly entered our Shanghai offices along with another terminated employee and informed Derek Feng that he had no intention to relinquish the corporate chops, an act which we believe constitutes theft. Additionally, we have uncovered questionable activities and transactions which raise the specter of possible illegal conduct by Ron Chan and his accomplices and may have led to the frustration of the audit of the Company’s financial statements. We are taking all necessary legal actions to make sure that the acts which may have taken place do not go unpunished in China and elsewhere. If the Board determines that misdeeds have occurred, it will pursue all appropriate legal and governmental authorities in China, Hong Kong and the U.S. for prompt punitive actions against Ron Chan and his accomplices.

The Board has also been made aware by several shareholders of unusual trading activity in CAST shares emanating from Hong Kong over the past several weeks. The SEC has been notified of this activity and has been asked to investigate it and also to determine whether there have been any illegal securities transactions effected by Ron Chan and others.

The Board and loyal CAST managers are moving as quickly as possible to prevent damage to the Company and its shareholders. While we are still gathering information based on our knowledge to date, and we are confident that the day-to-day operations of the ELG and TUG businesses can continue to run smoothly unless further destructive actions are taken by Ron Chan and his accomplices. We also believe that once we remove the obstructions to that audit process that we believe Ron Chan has put in place, we can be successful in completing the audit in a reasonable amount of time.

We have initiated legal actions in China against Ron Chan and his confederates. We have also notified the SEC and NASDAQ of these recent developments.

Lastly, we are very fortunate to have such a competent and dedicated Board. All members have toiled countless hours to attempt to combat Ron Chan’s improper actions. More than that, Derek, Doug, David, and Daniel have been and will remain “on the ground” in China working tirelessly for the shareholders of CAST.

We take no pleasure having to write this letter, but we wish to reiterate that CAST is a strong company with great assets, a dedicated employee base and a skilled and independent Board of Directors. We are hopeful that we can put this unpleasantness behind us and get back to building CAST’s value for all our loyal employees and shareholders.

We promise to keep all of our loyal employees and shareholders informed of all future material developments.

Sincerely,

The Board of Directors of ChinaCast

About ChinaCast Education Corporation

Established in 1999, ChinaCast Education Corporation is a leading for-profit, post-secondary education and e-learning services provider in China. The Company provides post-secondary degree and diploma programs through its three fully accredited universities: The Foreign Trade and Business College of Chongqing Normal University located in Chongqing; Lijiang College of Guangxi Normal University located in Guilin; and Hubei Industrial University Business College located in Wuhan. These universities offer four year and three year, career-oriented bachelor’s degree and diploma programs in business, finance, economics, law, IT, engineering, hospitality and tourism management, advertising, language studies, art and music.

The Company also provides e-learning services to post-secondary institutions, K-12 schools, government agencies and corporate enterprises via its nationwide satellite broadband network. These services include interactive distance learning applications, multimedia education content delivery and vocational training courses. The Company is listed on the NASDAQ Global Select Market with the ticker symbol CAST.

Safe Harbor Statement

This press release may contain statements that are forward-looking, as that term is defined by the Private Securities Litigation Reform Act of 1995. These forward-looking statements express our current expectations or forecasts of possible future results or events, including projections of future performance, statements of management’s plans and objectives, future contracts, and forecasts of trends and other matters. These projections, expectations and trends may involve a number of risks and uncertainties including, among others, the risk factors listed in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2010 and other publicly-available filings with the SEC. Forward-looking statements speak only as of the date of this filing, and we undertake no obligation to update or revise such statements to reflect new circumstances or unanticipated events as they occur. You can identify these statements by the fact that they do not relate strictly to historic or current facts and often use words such as “anticipate,” “estimate,” “expect,” “believe,” “will likely result,” “outlook,” “project” and other words and expressions of similar meaning. No assurance can be given that the results in any forward-looking statements will be achieved and actual results could be affected by one or more factors, which could cause them to differ materially. For these statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act.

Contact:

MZ North America
Ted Haberfield, President
+1-760-755-2716
thaberfield@mzgroup.us